UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 1, 2024
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ARTIVION, INC.
(Exact name of registrant as specified in its charter)
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Delaware	1-13165	59-2417093
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1655 Roberts Boulevard, N.W., Kennesaw, Georgia	30144
(Address of principal executive office)	(Zip Code)
Registrant’s telephone number, including area code: (770) 419-3355
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	AORT	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Amended and Restated Loan Agreement & Amended and Restated Debenture

Artivion, Inc. (the “Company”) previously entered into a Loan Agreement and Debenture with Endospan Ltd. (“Endospan”), dated September 11, 2019, pursuant to which the Company provided Endospan a secured loan in an amount of $15 million. The Company and Endospan entered into an Amended and Restated Loan Agreement dated July 1, 2024 and, in connection therewith, entered into an Amended and Restated Debenture dated July 1, 2024.

Pursuant to the Amended and Restated Loan Agreement, the Company agreed to provide Endospan additional secured loans of up to $25 million. The additional loans are to be funded in three tranches of $7 million, $10 million, and $8 million, respectively, subject to Endospan’s achievement of milestones related to its pursuit of regulatory approval for the NEXUS® product that are specified in the Amended and Restated Loan Agreement. The first such tranche is to be funded as soon as practicable, subject to the satisfaction of closing conditions.

The loans bear interest at a rate of 5% per annum and are subject to acceleration upon an event of default. If the Company elects to exercise its option to purchase Endospan as contemplated in the Securities Purchase Option Agreement previously entered into by and among the Company, Endospan, and Endospan Security Holders on September 11, 2019, as amended, then the outstanding principal amount and all accrued interest on the loans would be deducted from the acquisition proceeds paid at closing, interest accrued through the closing of the acquisition would be payable upon such closing, and the principal amount and any additional accrued interest would be payable upon the first anniversary of such closing. The additional loans will become due and payable upon the earlier of a third-party acquisition of Endospan or December 31, 2027. If the Company does not exercise its option to purchase Endospan during the option period, the original loan will be cancelled. The additional loans are not subject to cancellation.

The loans are secured pursuant to the Amended and Restated Debenture, which grants the Company a security interest over substantially all of Endospan’s assets. Such security interest is a first priority security interest, except as to a pre-existing security interest granted to a third party that ranks pari passu with the Company’s security interest.

The foregoing description of the Amended and Restated Loan Agreement and Amended and Restated Debenture does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Loan Agreement and Amended and Restated Debenture, copies of which are to be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2024.

References to NEXUS® refer to Endospan’s NEXUS® Aortic Arch Stent Graft System product. All brands, product names, company names, trademarks and service marks are the properties of their respective owners.

Item 7.01 Regulation FD Disclosure

On July 1, 2024, the Company issued a press release announcing the execution of the Amended and Restated Loan Agreement and the Amended and Restated Debenture, a copy of which is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to Item 7.01 of this Current Report on Form 8-K.

Item 9.01(d)    Exhibits
(d)Exhibits.

Exhibit Number	Description
99.1*	Press Release of Artivion, Inc., dated July 1, 2024.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).
* Furnished herewith, not filed.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, Artivion, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: July 1, 2024

ARTIVION, INC.

By:	/s/ Lance A. Berry
Name:	Lance A. Berry
Title:	Chief Financial Officer and Executive Vice President, Finance